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                                                                     Exhibit 5.1

                                HELEN W. MELMAN
                                ATTORNEY AT LAW
                                815 MORAGA DRIVE
                         LOS ANGELES, CALIFORNIA 90049
                            TELEPHONE (310) 472-4191
                            FACSIMILE (310) 472-4091


                                            August 25, 1999

CanArgo Energy Corporation
727 - 7th Avenue, S.W.
Suite 1580
Calgary, Alberta T2P 0Z5
CANADA


     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     CanArgo Energy Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to 4,000,000 shares of its Common Stock, $.10 par value (the "Shares"), pursuant to awards granted under the Company's 1995 Long-Term Incentive Plan, as amended to date (the "Plan"). Of the Shares, 750,000 have been registered under the Securities Act of 1933, as amended (the "Act") on a registration statement on form S-8 (no. 333-02651) filed with the Securities and Exchange Commission (the "Commission") on April 19, 1996, and 3,250,000 are being registered on a registration statement on form S-8 to be filed with the Commission on or about August 27, 1999.

     In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

      1.   Certificate of Incorporation of the Company, as amended to date;

      2.   Bylaws of the Company, as amended to date;

      3. Certain resolutions adopted by the Board of Directors and stockholders of the Company approving the Plan and amendments thereto;

      4.   The Plan; and

      5. The registration statements relating to the Shares, together with the exhibits thereto, in the form filed or to be filed with the Commission.





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     I have obtained from public officials and from officers of the Company and have examined originals or copies, identified to my satisfaction, of such other certificates, agreements and other assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.

     I have additionally consulted with officers and representatives of the Company and have obtained such representations with respect to matters of fact as I deemed necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

     Based on the foregoing, it is my opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,
                                           /s/ Helen W. Melman
                                           HELEN W. MELMAN